As filed with the Securities and Exchange Commission on March 5, 2026
Registration No. 333-277734

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Humana Inc.
(Exact name of registrant as specified in its charter)

Delaware	61-0647538
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
101 East Main Street
Louisville, Kentucky 40202
(502) 580-1000
(Address and telephone number of principal executive offices)

Joseph C. Ventura
Chief Legal Officer
Humana Inc.
101 East Main Street
Louisville, Kentucky 40202
(502) 580-1000
(Name, address, and telephone number of agent for service)

Copies to:

Joshua Wechsler Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000	Mark A. Brod Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
(Check one):

Large Accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the registration statement on Form S-3 (Registration No. 333-277734) initially filed by Humana (the “Company”) on March 7, 2024 with the Securities and Exchange Commission is filed to include as additional exhibits to the Registration Statement under Item 16 of Part II thereof (i) an amended and restated indenture, dated as of March 5, 2026 by and between the Company and The Bank of New York Mellon, as trustee, relating to the Company’s subordinated debt securities (the “Amended and Restated Indenture”), and (ii) a Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee on Form T-1 for the Amended and Restated Indenture.
No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.
1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth all fees and expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All such expenses are estimated.

Amount
SEC registration fee	$(1)
Printing and engraving expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Trustee’s fees and expenses	$(2)
Blue sky fees and expenses	$(2)
Rating agency fees	$(2)
Miscellaneous	$(2)
Total:	$(2)
__________________
(1)Deferred in reliance on Rules 456(b) and 457(r).
(2)The amounts of these expenses are not presently known.
Item 15. Indemnification of Officers and Directors
The Registrant’s Restated Certificate of Incorporation and amended and restated by-laws include provisions to (i) eliminate the personal liability of its directors and officers for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the “Delaware Law”) and (ii) authorize the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary.
Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend or any unlawful stock purchase or redemption.
The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant has purchased an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities arising under the Securities Act of 1933, as amended or otherwise.
Any underwriting agreements that we may enter into will likely provide for the indemnification of the Registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
Item 16. Exhibits
EXHIBIT INDEX

Exhibit Number	Description of Document
1.1**	Form of Underwriting Agreement.

3.1
Restated Certificate of Incorporation of Humana Inc. filed with the Secretary of State of Delaware on November 9, 1989, as restated to incorporate the amendment of January 9, 1992, and the correction of March 23, 1992, and the amendment dated April 24, 2024 (incorporated herein by reference to Exhibit 3(i) to Humana Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024).

3.2	Humana Inc. Amended and Restated By-laws, effective as of December 7, 2023 (incorporated herein by reference to Exhibit 3(b) to the Company’s Current Report on Form 8-K filed on December 7, 2023).

4.1
Indenture, dated as of August 5, 2003, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as successor to The Bank of New York), as trustee, relating to the senior debt securities (incorporated herein by reference to Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, File No. 001-05975).

4.2
Fourth Supplemental Indenture, dated as of June 5, 2008, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 5, 2008, File No. 001-05975.

4.3
Sixth Supplemental Indenture, dated as of December 10, 2012, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on December 10, 2012, File No. 001-05975).

4.4
Ninth Supplemental Indenture, dated as of September 19, 2014, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on September 19, 2014, File No. 001-05975).

4.5
Tenth Supplemental Indenture, dated as of March 16, 2017, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 16, 2017, File No. 001-05975).

4.6
Eleventh Supplemental Indenture, dated as of March 16, 2017, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on March 16, 2017, File No. 001-05975).

4.7
Fourteenth Supplemental Indenture, dated as of August 15, 2019, between the Company and The Bank of New York Mellon Trust Company N.A., as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 15, 2019, File No. 001-05975).

4.8
Fifteenth Supplemental Indenture, dated as of August 15, 2019, between the Company and The Bank of New York Mellon Trust Company N.A., as trustee (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on August 15, 2019, File No. 001-05975).

4.9
Sixteenth Supplemental Indenture, dated as of March 26, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 27, 2020, File No. 001-05975).

4.10
Seventeenth Supplemental Indenture, dated as of March 26, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on March 27, 2020, File No. 001-05975).

Exhibit Number	Description of Document
4.11
Nineteenth Supplemental Indenture, dated as of August 3, 2021, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on August 3, 2021, File No. 001-05975).

4.12
Twentieth Supplemental Indenture, dated as of August 3, 2021, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on August 3, 2021, File No. 001-05975).

4.13
Twenty-First Supplemental Indenture, dated as of March 23, 2022, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 23, 2022, File No. 001-05975).

4.14
Twenty-Second Supplemental Indenture, dated as of November 22, 2022, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 22, 2022, File No. 001-05975).

4.15
Twenty-Third Supplemental Indenture, dated as of November 22, 2022, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on November 22, 2022, File No. 001-05975).

4.16
Twenty-Fourth Supplemental Indenture, dated as of March 13, 2023, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 13, 2023, File No. 001-05975).

4.17
Twenty-Fifth Supplemental Indenture, dated as of March 13, 2023, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on March 13, 2023, File No. 001-05975).

4.18
Twenty-Sixth Supplemental Indenture, dated as of November 9, 2023, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 9, 2023, File No. 001-05975).

4.19
Twenty-Seventh Supplemental Indenture, dated as of November 9, 2023, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on November 9, 2023, File No. 001-05975).

4.20
Twenty-Eighth Supplemental Indenture, dated as of March 13, 2024, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.2 to Humana Inc.'s Current Report on Form 8-K filed on March 13, 2024).

4.21
Twenty-Ninth Supplemental Indenture, dated as of March 13, 2024, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.4 to Humana Inc.'s Current Report on Form 8-K filed on March 13, 2024).

4.22
Thirtieth Supplemental Indenture, dated as of March 5, 2025, between Humana Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.2 to Humana Inc.’s Current Report on Form 8-K filed on March 5, 2025).

4.23
Thirty-First Supplemental Indenture, as of dated March 5, 2025, between Humana Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.4 to Humana Inc.’s Current Report on Form 8-K filed on March 5, 2025).

4.24*	Amended and Restated Indenture, dated as of March 5, 2026, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the subordinated debt securities.

4.25**	Form of Senior Debt Security.

4.26**	Form of Subordinated Debt Security.

4.27**	Form of Certificate of Designation.

4.28**	Form of Common Stock Warrant Agreement.

4.29**	Form of Common Stock Warrant Certificate.

4.30**	Form of Preferred Stock Warrant Agreement.

Exhibit Number	Description of Document
4.31**	Form of Preferred Stock Warrant Certificate.

4.32**	Form of Debt Securities Warrant Agreement.

4.33**	Form of Debt Securities Warrant Certificate.

4.34**	Form of Depositary Agreement.

4.35**	Form of Depositary Receipt.

5.1***	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

5.2*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

23.1***	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (See Exhibit 5.1.).

23.2*	Consent of Fried Frank, Harris, Shriver & Jacobson LLP (see Exhibit 5.2).

23.3*	Consent of PricewaterhouseCoopers LLP.

24.1*	Powers of Attorney (included on the signature page herein).

25.1***	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee on Form T-1 for the Indenture, dated as of August 5, 2003.

25.2*	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee on From T-1 for the Amended and Restated Indenture, dated as of March 5, 2026.

107***	Filing Fee Table.
__________________
*       Filed herewith
**     To be filed by an amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
***   Previously filed as an exhibit to the registration statement.
Item 17. Undertakings
The undersigned Registrant hereby undertakes:
(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, County of Jefferson, Commonwealth of Kentucky, on March 5, 2026.

HUMANA INC.
(Registrant)

By:	/s/ Celeste M. Mellet
Celeste M. Mellet
Chief Financial Officer

POWERS OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Rechtin and Celeste M. Mellet his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3, and any and all additional registration statements filed under Securities and Exchange Commission Rule 462(b), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Celeste M. Mellet	Chief Financial Officer (Principal Financial Officer)	March 5, 2026
Celeste M. Mellet

/s/ John-Paul W. Felter	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	March 5, 2026
John-Paul W. Felter

/s/ James A. Rechtin	President and Chief Executive Officer, Director (Principal Executive Officer)	March 5, 2026
James A. Rechtin

/s/ Kurt J. Hilzinger	Chairman of the Board	March 5, 2026
Kurt J. Hilzinger

/s/ Raquel C. Bono	Director	March 5, 2026
Raquel C. Bono, M.D.

/s/ Frank A. D’Amelio	Director	March 5, 2026
Frank A. D’Amelio

/s/ David T. Feinberg	Director	March 5, 2026
David T. Feinberg, M.D.

/s/ Wayne A. I. Frederick	Director	March 5, 2026
Wayne A. I. Frederick, M.D.

/s/ John. W. Garratt	Director	March 5, 2026
John W. Garratt

/s/ Karen W. Katz	Director	March 5, 2026
Karen W. Katz

/s/ Marcy S. Klevorn	Director	March 5, 2026
Marcy S. Klevorn

/s/ Jorge S. Mesquita	Director	March 5, 2026
Jorge S. Mesquita

/s/ Gordon Smith	Director	March 5, 2026
Gordon Smith